                                                                   Exhibit 10.13

                           SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT, dated as of May 16, 2000 (the "Agreement"), by and among UNIVERSE2U INC., a Nevada Corporation, (formerly known as PAXTON MINING CORPORATION and referred to herein as "Paxton"), 1418276 ONTARIO INC., an Ontario Corporation ("Newco"), Universe2U Inc., an Ontario Corporation (the "Company"), and Angelo Boujos, Josie Boujos, Josie Boujos, in trust, Bill McGill and Andrew Eyers (collectively the "Sellers").

WHEREAS, Sellers and the respective Boards of Directors of Paxton, Newco and the Company deem it desirable and in their best interests to consummate the transactions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE 1

                   EXCHANGE OF SHARES: ESCROW: AMALGAMATION
                   ----------------------------------------

1.1  Exchange of Shares: Payment of Company Obligations. (a) Subject to the
     --------------------------------------------------
terms and conditions of this Agreement, in reliance on the representations, warranties and covenants of Paxton and Newco set forth herein and in consideration of the issuance of the Exchangeable Shares pursuant to Section 1.1(b), at the Closing Sellers shall sell, assign, transfer and deliver all of the outstanding Company Common Shares to Newco, and Newco shall purchase such Company Common Shares from Sellers, free and clear of all Liens.

     (b) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and covenants of Sellers and the Company set forth herein and in consideration of the sale, transfer, assignment and delivery of the Company Common Shares, at the Closing Newco shall issue to Sellers an aggregate of 250,000 Exchangeable Shares (the "Share Consideration"). The Exchangeable Shares shall have the rights and preferences described in Exhibit A hereto and shall be issued to the Sellers as follows: Angelo Boujos 125,000, Josie Boujos 37,500, Josie Boujos, in trust 25,000, Bill McGill 31,250 and Andrew Eyers 31,250.

1.2  Deliveries at Closing. (a) At the Closing, Sellers shall deliver to Newco a
     ---------------------
certificate or certificates registered in the name of Sellers representing all Company Common Shares, each such certificate to be duly endorsed in blank or accompanied by a stock power duly endorsed in blank.

     (b) In consideration of the delivery of the Company Common Shares, at the Closing Newco shall issue and deliver to Sellers a certificate or certificates, each of which is registered in the name of Sellers, representing the number of Exchangeable Shares equal to the Share

Consideration.

1.3  Section 85- Election. Sellers and Newco agree to file jointly on a timely
     --------------------
basis an election in prescribed form under the provisions of subsection 85(1) of the Income Tax Act (Canada) and any corresponding election under any applicable provincial statute in respect of the purchase and sale of the Company Common Shares whereby Sellers and Newco agree that the proceeds of disposition of the Company Common Shares shall be such amount as Sellers may designate which amount shall be deemed to be the proceeds of disposition to Sellers of the Company Common Shares and the cost to Newco thereof for the purposes of the Income Tax Act (Canada) and for the purposes of such provincial legislation.

1.4  Transfer Taxes.  Sellers shall pay any and all sales, documentary, use,
     --------------
filing, transfer, goods and services and other taxes payable as a result of the transfer of the Company Common Shares to Newco.

1.5  Place of Closing. The execution and delivery of the documents required to
     ----------------
effectuate the closing of the transactions contemplated hereby (the "Closing") shall take place on the Closing Date at the offices of Chitiz Pundit Pathak & Sokoloff, 85 Richmond Street West, Suite 901, Toronto, Ontario, or at such other place as the parties may agree.

1.6  Amalgamation.  It is contemplated that Newco and the Company will be
     ------------
amalgamated following the Closing. Immediately following the Closing, Sellers and Paxton agree to take all actions required to cause Newco and the Company to be amalgamated under the laws of Ontario with the articles of the amalgamated entity being in all material respects the same as the articles of the Company as in effect immediately prior to such amalgamation.


                                   ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS
           ---------------------------------------------------------

Each of Sellers and the Company, jointly and severally, represents and warrants to Paxton and Newco as of the date of this Agreement and, except as otherwise provided, as of the Closing Date as follows:

2.1  Organization.  (a) Each of the Company and the corporations, partnerships
     ------------
and other business organizations and entities in which the Company has a direct or indirect interest, all of which are listed in Section 2.1(a) of the Company Disclosure Schedule (such corporations, partnerships and other business organizations, other than the Affiliated Entities, collectively, the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and capacity to own, lease and operate its properties and to carry on its Business as it is now being conducted. Except as disclosed in Section 2.1(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is duly registered, qualified or licensed as an extra-provincial or foreign corporation or other business organization, and is up-to-date in the filing of all corporate and similar returns, under the laws of each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary. Section 2.1(a) of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization, as the case may be, the jurisdictions of qualification or license and the capitalization of each Company Subsidiary. On or before the Delivery Date, Paxton or Paxton's solicitors will receive from the Company true and complete copies of the articles of incorporation, partnership agreement (or similar document) and by-laws (or similar document) of the Company and each of the Company Subsidiaries as currently in effect. Except as set forth in Section 2.1(a) of the Company Disclosure Schedule and except for the Affiliated Entities, neither the Company nor any Company Subsidiary owns directly or indirectly, any shares or other equity interests, or securities in any corporation, partnership, other business organization, entity, enterprise or joint venture.

     (b) Except as set forth in Section 2.1(b) of the Company Disclosure Schedule, there are no partnership agreements, voting trusts or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party or is bound with respect to the voting of the shares of the Company or any shares, partnership interests or other equity interests of the Company Subsidiaries. Copies of all of such partnership agreements, voting trusts and other agreements or understandings listed in Section 2.1(b) of the Company Disclosure Schedule will be delivered to Paxton or Paxton's solicitors on or before the Delivery Date. Except as disclosed in Section 2.1(b) of the Company Disclosure Schedule, all of such partnership agreements, voting trusts, other agreements or understandings are valid and binding and in full force and effect and no event has occurred with respect to any such partnership agreement, voting trust, other agreement or understanding that, with or without notice or lapse of time, or both, would constitute a breach or default by any party thereto or give rise to any right of termination of any such voting trust, other agreement or understanding.

     (c) True and complete copies of the minute books of the Company and the Company Subsidiaries will be provided to Paxton or its solicitors on or before the Delivery Date. Such minute books contain all minutes of all meetings (or actions in lieu thereof) of the board of directors (and each committee thereof) and the partners or shareholders of the Company and the Company Subsidiaries.

2.2  Capitalization. The authorized capital of the Company consists of an
     --------------
unlimited number of Company Common Shares of which, as of the date hereof, 5,000,000 shares are issued and outstanding. All such Company Common Shares are held of record and beneficially by Sellers free and clear of all Liens. All issued and outstanding Company Common Shares and all issued and outstanding shares, partnership interests or other equity interests, of each of the Company Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights with respect thereto. Except as set forth in
Section 2.2 of the Company Disclosure Schedule, all the issued and outstanding shares, partnership interests or other equity interests of each of the Company Subsidiaries are owned by the Company or the Company Subsidiary as set forth therein, in each case free and clear of all Liens. There is no Voting Debt of the Company or any of the Company Subsidiaries issued or outstanding. Except as set forth in Section 2.2 of the Company Disclosure Schedule, there are not outstanding any (i) Company Common Shares, (ii) options, warrants, calls, subscriptions, or other rights or agreements or commitments of any character relating to the issued or unissued share capital or Voting Debt of the Company or any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares in the capital, partnership interests or other equity interests in, or Voting Debt of, the Company or any of the Company Subsidiaries or securities convertible into or exchangeable for such shares, partnership interests or other equity interests in, Voting Debt, or
(iii) obligations of the Company or any of the Company Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

2.3  Authority Relative to This Agreement. Each of the Company and Sellers has
     ------------------------------------
all requisite power and capacity to execute and deliver this Agreement and each of the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly and validly authorized by Sellers, as the sole shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Company and Sellers and, assuming that this Agreement has been duly executed and delivered by Paxton and Newco, constitutes a legal, valid and binding agreement of each of the Company and Sellers, enforceable against each of the Company and Sellers in accordance with its terms subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether the enforcement is considered a proceeding in equity or at law). Assuming due execution and delivery by all parties thereto, each of the Transaction Agreements to which Sellers are a party will constitute a legal, valid and binding agreement of Sellers enforceable against Sellers in accordance with its respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether the enforcement is considered a proceeding in equity or at law).

2.4  Consents and Approvals: No Violation. None of the execution and delivery by
     ------------------------------------
the Company or Sellers of this Agreement or any of the Transaction Agreements to which either the Company or Sellers is a party, the consummation by the Company or Sellers of the transactions contemplated hereby or thereby or compliance by the Company or Sellers with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the articles of incorporation, partnership agreement or by-laws (or similar documents) of the Company or any of the Company Subsidiaries or any of the documents listed in
Section 2.1(b) of the Company Disclosure Schedule; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (A) filings under the HSR Act and filings with the Director under the Competition Act and (B) filings with Investment Canada under the Investment Canada Act; (iii) except as disclosed in Section 2.4(iii) of the Company Disclosure Schedule, result in a violation of or a default under (with or without notice or lapse of time, or both), or give rise to any right of termination, cancellation or acceleration under, or give rise to any payments or compensation under, any Obligation of the

Company or any of the Company Subsidiaries; or (iv) violate any Order applicable to the Company, any of the Company Subsidiaries or any of their respective assets.

2.5  Litigation.  Except as set forth in Section 2.5 of the Company Disclosure
     ----------
Schedule, there are (i) no actions, suits, proceedings, arbitrations, investigations or inquiries pending, ongoing, or, to the knowledge of Sellers or the Company threatened against, with respect to or affecting the Company or any of the Company Subsidiaries or Affiliated Entities before any arbitration tribunal or Governmental Entity which, if decided adversely to the Company, such Company Subsidiary or such Affiliated Entity, as the case may be, individually or in the aggregate, could have a Company Material Adverse Effect or delay the consummation of the transactions contemplated hereby, (ii) no Orders of any Governmental Entity outstanding or, to the knowledge of Sellers or the Company, threatened against the Company or any of the Company Subsidiaries or Affiliated Entities which, individually or in the aggregate, could have a Company Material Adverse Effect, and (iii) no pending or threatened adjustments arising with respect to any audit, investigation, or review, pursuant to any contractual or statutory audit, investigation, or review right relating to the Company or any of the Company Subsidiaries or Affiliated Entities, and no such audits, investigations or reviews are presently being conducted.

2.6  Assets other than Real Property. (a) With respect to all assets (other than
     -------------------------------
real property) and personal property used in, or necessary for, the conduct of its Business, each of the Company and each of the Company Subsidiaries has (i) good and marketable title to all of such assets and personal property owned by it and (ii) a valid and enforceable leasehold interest in all of such assets and personal property leased by it.

2.7  Real Property. The Company owns no real property.
     -------------

2.8  Books and Records. All accounts, books, ledgers and official and other
     -----------------
records maintained by the Company and the Company Subsidiaries of whatever kind in respect of their businesses have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly represent the financial position of the Company and the Company Subsidiaries. All financial transactions of the Company and the Company Subsidiaries have been properly recorded in the books and records of the Company and the Company Subsidiaries. The records and books of accounts of the Company and the Company Subsidiaries have been kept on a consistent basis for the previous three fiscal years except as otherwise disclosed in the Company Financial Statements and the notes thereto.

2.9  Compliance with Law. Each of the Company and each Company Subsidiary has
     -------------------
all requisite Permits from all Governmental Entities necessary to conduct its Business as currently conducted, and to own, lease and operate its properties in the manner currently held and operated and all such Permits are in full force and effect. Each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable Orders and all of the terms and conditions related to such Permits. There are no proceedings in progress, pending, threatened, or, to the actual knowledge of Sellers or the Company, likely which may result in revocation, cancellation, suspension, or any material adverse modification of any of such Permits. The business of the Company and the Company Subsidiaries is not being conducted in violation of any applicable Order, Permit, concession, grant or other authorization of any Governmental Entity, except for any violations that, in the aggregate, do not and could not have a Company Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby or by the Transaction Agreements.

2.10   Investment Representations.  (a) Sellers acknowledge that the Paxton
      ---------------------------
Common Shares issuable in exchange for the Exchangeable Shares have not been registered under the Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold in the United States or to a U.S. Person unless such shares are registered under the U.S. Securities Act, or any exemption from the registration requirements of the U.S. Securities Act is available. Sellers represent that they are not U.S. Persons and are not acquiring the Exchangeable Shares or the Paxton Common Shares issuable in exchange therefor for the account or benefit of any U.S. Person. Sellers acknowledge that the certificates representing the Paxton Common Shares issuable in exchange for the Exchangeable Shares will bear a legend substantially as follows:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD UNLESS THEY ARE REGISTERED UNDER THE ACT OR SOLD IN A TRANSACTION COMPLYING WITH RULE 144 OR ANOTHER EXEMPTION FROM THE ACT. THE TRANSFER OF THE SHARES IS RESTRICTED PURSUANT TO THE TERMS OF A PURCHASE AGREEMENT, DATED AS OF MAY 16, 2000. BY AND AMONG PAXTON, NEWCO, THE COMPANY AND SELLERS AND A SHARE EXCHANGE AGREEMENT, DATED AS OF MAY 16, 2000, BY AND AMONG PAXTON, NEWCO, THE COMPANY AND SELLERS (A COPY OF EACH SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PAXTON)."

       (b) Sellers represent that they are acquiring the Exchangeable Shares and the Paxton Common Shares issuable in exchange therefor as principal for his/her own account for investment and not with a view to, or for sale in connection with, any distribution thereof in contravention of the U.S. Securities Act, nor with any present intention of distribution or selling the same in contravention of the U.S. Securities Act.

       (c) Except as contemplated herein, Sellers represent that they have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Paxton Common Shares issuable in exchange for the Exchangeable Shares.

       (d) Sellers represent that they had an opportunity to discuss Paxton business, management and financial affairs with such advisors as Sellers have deemed necessary.

       (e) Sellers represent that, except for the transactions contemplated by this Agreement and the Transaction Agreements, they have no, and are not aware of any, plans or proposals of a type which would be required to be disclosed pursuant to Item 4 of a Schedule 13D to be filed under the Exchange Act and the rules and regulations promulgated thereunder in respect of

Paxton Common Shares.

2.11  Security Interests.  Sellers are residents of the province of Ontario.
      ------------------
Sellers have not, on or prior to the date hereof, granted or agreed to grant any Lien that may attach or otherwise apply to the Exchangeable Shares.

2.12  Ontario Securities Act. Neither the Company nor any of the Company
      ----------------------
Subsidiaries is a "reporting issuer" within the meaning of the Ontario Securities Act.


                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PAXTON
                   ----------------------------------------

Each of Paxton and Newco, jointly and severally, represents and warrants to Sellers, to their knowledge after reasonable investigation and/or reliance upon reasonable third party information, as of the date of this Agreement and, except as otherwise provided, as of the Closing Date as follows:

3.1  Organization.  Each of Paxton and Newco is a corporation duly organized,
     ------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or up to date in such filing, as the case may be, or to have such power and authority would not have a Paxton Material Adverse Effect. Neither Paxton nor Newco owns directly or indirectly, any shares or other equity interests, or securities in any corporation, partnership, other business organization, entity, enterprise or joint venture.

3.2  Capitalization.  (a) The authorized capital stock of Paxton consists of
     --------------
100,000,000 Paxton Common Shares, of which, as of the date hereof 5,510,000 shares are issued and outstanding and as of the Closing 1,510,000 shares shall be issued and outstanding. All issued and outstanding Paxton Common Shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above and except pursuant to this Agreement and the transactions contemplated hereby, as of the date hereof, there are not outstanding any (i) shares of capital stock of Paxton, (ii) options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock or any of its subsidiaries or obligating Paxton or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares or Voting Debt of, or other equity interests in, Paxton or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or (iii) obligations of Paxton or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

     (b) The authorized capital stock of Newco consists of (a) an unlimited number of common shares, without nominal or par value, and (b) an unlimited number of Exchangeable Shares, (i) none of which will be outstanding immediately prior to the Closing, and (ii) 250,000 of which will be outstanding immediately after the Closing. All common shares issued and outstanding immediately prior to and immediately after the Closing will be owned, directly or indirectly, by Paxton.

3.3  Authority Relative to This Agreement.  Each of Paxton and Newco has all
     -------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Agreements to which Paxton or Newco is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Paxton and Newco and, in the case of Newco, by its sole shareholder, and no other corporate proceedings on the part of Paxton or Newco are necessary to authorize this Agreement, the Transaction Agreements to which Paxton or Newco is a party or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each of Paxton and Newco, and assuming that this Agreement has been duly executed and delivered by each of Sellers and the Company, constitutes a legal, valid and binding obligation of each of Paxton and Newco, enforceable against each of Paxton and Newco in accordance with its terms. Assuming due execution and delivery by all parties thereto, the Transaction Agreements to which Paxton or Newco is a party will constitute a legal, valid and binding obligation of each of Paxton and Newco, as the case may be, enforceable against each of Paxton and Newco in accordance with their respective terms.

3.4  Consents and Approvals: No Violation. None of the execution and delivery by
     ------------------------------------
Paxton or Newco of this Agreement or the Transaction Agreements to which Paxton or Newco is a party, as the case may be, the consummation by Paxton or Newco, as the case may be, of the transactions contemplated hereby or thereby or compliance by Paxton or Newco with any of the provisions hereof or thereof will
(i) conflict with or result in any breach of any provision of the articles of incorporation (or similar document) or by-laws of Paxton or Newco or any voting trust or other agreement or understanding with respect to the voting of Paxton Common Shares to which Paxton or Newco is a party or by which either of them is bound, (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (A) filings under the HSR Act, if any, and pre-merger notification under the Competition Act, (B) filings as may be required under the U.S. Securities Act, the Exchange Act, state securities or blue sky laws, and (C) application for review under the Investment Canada Act, (iii) result in a violation of, default under (with or without notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Obligation to which Paxton or any of its subsidiaries is a party or by which Paxton or any of its subsidiaries or any of their respective assets may be bound, or (iv) violate any Order applicable to Paxton or any of its subsidiaries or any of their respective assets.

3.5  SEC Reports.  Paxton has delivered or made available to Sellers each
     -----------
registration statement, report, proxy statement or information statement prepared by it and filed with the SEC since date of Paxton's incorporation, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Paxton Reports"). As of their respective dates, the Paxton Reports (i) were prepared in all material respects in accordance with the applicable requirements of the U.S. Securities Act, the Exchange Act, and the respective rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in, or incorporated by reference into, the Paxton Reports (including the related notes and schedules) fairly presents the consolidated financial position of Paxton and its consolidated subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows included in, or incorporated by reference into, the Paxton Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Paxton and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with U.S. GAAP consistently applied during the periods involved, except as may be noted therein.

3.6  Brokers and Finders. None of Paxton, its subsidiaries or any of the
     -------------------
officers, directors or employees of Paxton or any of its subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.


                                   ARTICLE 4

                                   COVENANTS
                                   ---------

4.1  Transfer Requirements.  (a) Sellers acknowledge that they may be deemed to
     ---------------------
be affiliates of Paxton and that the distribution by them of the Paxton Common Shares obtained by them upon exchange of the Newco Exchangeable Shares has not been registered under the U.S. Securities Act. Sellers shall not sell, transfer or otherwise dispose of the Paxton Common Shares issued to them upon exchange of the Newco Exchangeable Shares unless (i) such sale, transfer or other disposition has been registered under the U.S. Securities Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 144 promulgated by the SEC under the U.S. Securities Act or (iii) in the opinion of counsel reasonably acceptable to Paxton, or a "no action" letter obtained by Sellers from the staff of the SEC, such sale, transfer or other disposition is exempt from registration under the U.S. Securities Act; provided, however, that in no event shall Sellers make any sale, transfer or other disposition of the Paxton Common Shares in violation of (i) the rules and regulations of the SEC promulgated under the U.S. Securities Act, (ii) this Section 4.1 or (iii)
Section 5.6 of the Share Exchange Agreement.

     (b) Sellers agree that Sellers will not sell, dispose of, mortgage, pledge, charge, grant a security interest in, or otherwise transfer the Exchangeable Shares or any part thereof, except for an exchange of such Exchangeable Shares for Paxton Common Shares pursuant to Newco's Articles of Incorporation or the Share Exchange Agreement and except to the Trustee under the Guaranty and the Trust Agreement.

     (c) Without limiting the generality of the foregoing, from and after the date hereof, each of Sellers and the Company covenants and agrees not to sell, transfer or otherwise dispose of, and not to enter into any contract or otherwise agree to sell, transfer or otherwise dispose of, any Newco Exchangeable Shares or Paxton Common Shares until such time as financial results covering at least 30 days of post-Closing combined operations of the Company and Newco have been published.

4.2  Regulatory and Other Approvals. (a) Subject to the terms and conditions
     ------------------------------
herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

(b) Each of the parties hereto will use its (i) best efforts to obtain as promptly as practicable all consents, authorizations, orders, approvals and waivers from Governmental Entities and regulatory bodies and transfers of Permits or registrations with Governmental Entities and regulatory bodies required in connection with the transactions contemplated by this Agreement (the "Required Consents") and (ii) commercially reasonable efforts to obtain as promptly as practicable all other consents, approvals and waivers of any violations, breaches and defaults that may be caused by the consummation of the transactions contemplated by this Agreement.

4.3  Public Announcements.  Except as required by law, none of the parties
     --------------------
hereto will issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior consent of the other parties. Each of the parties hereto will consult with the other parties hereto prior to making any public disclosure required by law with respect to the transactions contemplated by this Agreement.

4.4  Notification of Certain Matters. Each of the parties hereto shall give
     -------------------------------
prompt notice to the other parties of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement and made by such party to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing and (ii) any material failure of such other party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall
                            --------- -------
affect the representations or warranties of such party or the conditions to the obligations of such party hereunder.

4.5  Appointment of Directors.  Each of Sellers and the Company agrees that it
     ------------------------
shall cause four nominees of the Sellers to be appointed to the Board of Directors of Paxton.

4.6  Reservation by Paxton of Paxton Common Shares. Prior to the Closing, the
     ---------------------------------------------
Board of Directors of Paxton shall have irrevocably reserved sufficient Paxton Common Shares for issuance in connection with the Exchangeable Shares and the Subscription Agreement.

4.7   Transaction Agreements.  Each of the parties hereto agrees that at the
      ----------------------
Closing it shall enter into each Transaction Agreement to which it is a party.

4.8   Consents.  Each of Sellers and the Company shall, and shall cause the
      --------
Company Subsidiaries to, use all reasonable efforts to obtain the consent to the sale of the Company Common Shares to Newco, where necessary or advisable, from the parties to the Material Contracts.

4.9   Books and Records. On the Closing Date, the Company and the Company
      -----------------
Subsidiaries shall be in possession of all documents which relate to their respective operations, including all books, records, books of account, lists of suppliers and other data, financial or otherwise relating to the operation of their respective businesses.

4.10  Sellers' SEC Filings. Sellers covenant and agree that they will, on a
      --------------------
timely basis, file with the SEC a Schedule 13D under the Exchange Act with respect to the transactions contemplated hereby.


                                   ARTICLE 5

                  CONDITIONS TO CONSUMMATION OF TRANSACTIONS
                  ------------------------------------------

5.1   Conditions to Each Party's Obligation to Consummate Transactions. The
      ----------------------------------------------------------------
obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction or, where permissible, waiver at or prior to the Closing, of each of the following conditions:

(a) no Order shall have been issued, enacted, entered, or promulgated (which remains in effect) by any Governmental Entity, the enforcement of which would, individually or in the aggregate, prohibit or materially restrict the consummation of the transactions contemplated hereby or make such consummation illegal;

(b) the Trust Agreement, substantially in the form of Exhibit C hereto, with such changes as may be required by the Trustee, shall have been executed and delivered by all parties thereto;

(c) the Guaranty substantially in the form of Exhibit D hereto, shall have been executed and delivered by Sellers;

(d) the Subscription Agreement, substantially in the form of Exhibit E hereto, shall have been executed and delivered by all parties thereto;

(e) the Support Agreement, substantially in the form of Exhibit F hereto, shall have been executed and delivered by all parties thereto;

(f) the Share Exchange Agreement, substantially in the form of Exhibit G hereto, shall have been executed and delivered by all parties thereto; and

(g) all necessary corporate action for the purpose of approving the transactions contemplated by this Agreement and the Transaction Agreements shall have been taken by the Company, Paxton and Newco.

5.2  Additional Conditions to Obligations of Paxton and Newco to Consummate
     --------------------------------------- ---------- -------------------
Transactions. The obligations of Paxton and Newco to consummate the transactions
------------
contemplated hereby are further subject to the satisfaction of each of the following conditions:

(a) the representations and warranties of each of Sellers and the Company set forth in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date shall continue to be true, complete and accurate in all material respects on and as of such date;

(b) each of Sellers and the Company shall have performed in all material respects all of their respective covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

(c) Paxton shall have received a certificate of Sellers and the Company, dated the Closing Date, signed by Sellers and an Officer of the Company to the effect that:

     (i) the representations and warranties of Sellers and the Company set forth in this Agreement are true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date continues to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, Paxton; and

     (ii) each of Sellers and the Company has performed in all material respects all of its covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

(d)  this Agreement has not been terminated pursuant to Article 6 hereof;

(e) Paxton shall have received an executed copy of the Schedule 13D required to be filed by Sellers with the SEC in connection with the transactions contemplated hereby;

(f) Paxton shall have received the opinion of Chitiz Pundit Pathak & Sokoloff, counsel to Sellers and the Company, dated the Closing Date, in form and substance satisfactory to Paxton, as to the matters set forth in Exhibit J (as to any matters of law other than Canadian Federal Law or Ontario law, such counsel may rely upon an opinion of local counsel reasonably acceptable to Paxton and Newco; provided that Paxton and Newco shall also be entitled to rely on any such local counsel opinion);

(g) Sellers shall have delivered to Newco a certificate or certificates representing Sellers' Company Common Shares, as contemplated by Section 1.2;

(h) no suit, action or proceeding before any Governmental Entity shall have been commenced and be pending against any of the parties hereto or any of their affiliates, associates, officers or directors (i) seeking to restrain, prevent, or in any material respect change the transactions contemplated hereby; (ii) seeking civil penalties or material damages in connection with any such transactions; or (iii) which, if adversely decided, could reasonably be expected to, individually or in the aggregate, materially impair Paxton or Newco's ability to consummate the transactions contemplated hereby, or could reasonably be expected to result in a Company Material Adverse Effect; and

(i) no Order shall be in effect, the enforcement of which could reasonably be expected to, individually or in the aggregate, (i) impose civil penalties or material damages in connection with the transactions contemplated hereby; (ii) could have a Company Material Adverse Effect; (iii) materially impair Paxton's or Newco's ability to consummate the transactions contemplated hereby; or (iv) compel Paxton or Newco, or their affiliates, to dispose of, discontinue, hold separate, or materially restrict the operations of, a significant portion of the business of the Company and the Company Subsidiaries, considered as a whole, or the business of Paxton and its subsidiaries considered as a whole in connection with or as a result of the consummation of the transactions contemplated hereby.

Each of Sellers and the Company will and will cause the Company Subsidiaries to furnish Paxton and Newco with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 5.2 as Paxton or Newco may reasonably request.

5.3  Additional Conditions to the Obligation of Sellers and the Company to
     ---------------------------------------------------------------------
Consummate Transactions.  The obligation of Sellers to effect the transactions
-----------------------
contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a) the representations and warranties of Paxton and Newco set forth in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date, shall continue to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, Sellers and the Company;

(b) Paxton and Newco shall have performed in all material respects all of their respective covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

(c) Sellers shall have received a certificate, dated the Closing Date, signed by an officer of

     Paxton to the effect that:

     (i) the representations and warranties of Paxton and Newco set forth in the Agreement are true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date continues to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, Sellers and the Company; and

     (ii) each of Paxton and Newco has performed in all material respects all of their respective covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

(d) Newco shall have delivered to Sellers certificates representing the Share Consideration as contemplated by Section 1.1;

(e) Sellers shall have received the opinion of Wuersch & Gering, counsel to Paxton (as to any matters relating to Canadian or Ontario law, such counsel may rely upon an opinion of local counsel, reasonably acceptable to Sellers) dated the Closing Date, in form and substance satisfactory to Sellers, as to the matters set forth in Exhibit K;

(f) no suit, action or proceeding before any Governmental Entity shall have been commenced and be pending against any of the parties. hereto or any of their affiliates, associates, officers or directors (i) seeking to restrain, prevent, or in any material respect change the transactions contemplated hereby; (ii) seeking civil penalties or material damages in connection with any such transactions; or (iii) which, if adversely decided, could reasonably be expected to, individually or in the aggregate, materially impair Sellers' or the Company's ability to consummate the transactions contemplated hereby, or could reasonably be expected to result in a Paxton Material Adverse Effect; and

(g) no Order shall be in effect, the enforcement of which could reasonably be expected to, individually or in the aggregate, (i) impose civil penalties or material damages in connection with the transactions contemplated hereby; (ii) could have a Paxton Material Adverse Effect; or (iii) materially impair Sellers' or the Company's ability to consummate the transactions contemplated hereby.

Each of Paxton and Newco will furnish Sellers with such certificates and other documents to evidence the fulfillment of the conditions set forth in this
Section 5.3 as Sellers may reasonably request.



                                   ARTICLE 6

                        TERMINATION: AMENDMENTS: WAIVER
                        -------------------------------

6.1  Termination.  This Agreement may be terminated, at any time prior to
     -----------
Closing, by a written notice from the terminating party to the other parties hereto:

(a)  by the mutual written consent of Paxton and Sellers;

(b) by Paxton or Newco if any of the representations or warranties of Sellers or the Company contained herein shall be inaccurate or untrue in any material respect;

(c) by Sellers or the Company if any of the representations or warranties of Paxton or Newco contained herein shall be inaccurate or untrue in any material respect;

(d) by Paxton or Newco if any covenant or agreement to be performed or observed by Sellers or the Company hereunder has not been performed in any material respect at or prior to the time specified in this Agreement;

(e) by Sellers or the Company if any covenant or agreement to be performed or observed by Paxton or Newco hereunder has not been performed in any material respect at or prior to the time specified in this Agreement;

(f) by any party hereto if any Order of a Governmental Entity preventing or materially restricting the consummation of the transactions contemplated by this Agreement or the Transaction Agreements shall have become final and non-appealable; and

(g) by Paxton or Sellers, if not then in breach of any of its obligations hereunder, if the Closing has not occurred by June 30, 2000.

6.2  Effect of Termination.  (a) In the event of the termination and abandonment
     ---------------------
of this Agreement pursuant to Article 6 hereof, this Agreement shall forthwith become void and have no further effect, other than the provisions of this
Article 6 and Article 7 hereof which shall survive any such termination and there shall be no further liability (other than liabilities arising up to the time of such termination or abandonment) on the part of any party or its directors, officers or stockholders. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

(b)  In the event of a termination of this Agreement pursuant to Section 6.1(b),
(c), (d) or (e) hereof, nothing contained herein shall restrict the ability of the terminating parties to seek damages (including, without limitation, their expenses incurred in connection with this Agreement) from the other parties for any breach of this Agreement or the right to pursue any other remedy at law or in equity.


                                   ARTICLE 7

                         SURVIVAL OF REPRESENTATIONS,
                         -----------------------------
                     WARRANTIES AND AGREEMENTS: INDEMNITY
                     ------------------------------------

7.1  Survival of Representations, Warranties and Agreements. Notwithstanding any
     ------------------------------------------------------
investigation by any party hereto and notwithstanding the Closing hereunder, all representations and warranties made by any party in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date (the "Survival Period"); provided, however, that any claim (indicating with reasonable specificity the basis for such claim) written notice of which shall have been delivered to the indemnifying party within the Survival Period shall survive the termination of the Survival Period and continue until the resolution of such claim. The covenants and agreements set forth in this Agreement shall survive the Closing and shall continue in accordance with their terms.


                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

8.1  Definitions.  Where used in this Agreement, the following terms shall have
     -----------
the following meanings:

     "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

     "Affiliated Entities" has the meaning ascribed thereto in Section 2.1(a);

     "Business" means, when used in reference to a person, the assets, properties, business, operations and financial condition of such person;

     "Cdn. $"means the currency of Canada;

     "Closing" has the meaning ascribed thereto in Section 1.5;

     "Closing Date" means the date on which the Closing occurs pursuant to the terms hereof which shall be May 16, 2000

     "Code" means the Internal Revenue Code of the United States;

     "Company Common Shares" means the common shares in the capital of the Company;

     "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Paxton pursuant to Article 2 of this Agreement;

     "Company Material Adverse Effect" means any event, circumstance or condition which, individually or in the aggregate with all other such events, circumstances or conditions, has a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise), prospects, operations or results of operations of the Company and the Company Subsidiaries;

     "Company Representatives" has the meaning ascribed thereto in Section
     4.4(b);

     "Company Subsidiary" or "Company Subsidiaries" has the meaning ascribed thereto in Section 2.1(a);

     "Designated Persons" has the meaning ascribed thereto in Section 2.9(b);

     "Exchange Act" means the United States Securities Exchange Act of 1934 as amended;

     "Exchangeable Shares" means the Exchangeable Non-Voting Shares of Newco having attributes substantially as set out in Exhibit A hereto;

     "Governmental Entity" means any court, agency or other governmental authority or instrumentality, domestic or foreign, including federal, provincial, municipal tax authorities and U.S. federal, state, local and other foreign tax authorities;

     "Guaranty" means a Guaranty substantially in the form of Exhibit D hereto;

     "knowledge of Sellers or the Company" means the actual knowledge Sellers or the management of the Company and the Company Subsidiaries after due inquiry;

     "Liens" means any pledge, lien, security interest, charge, claim, hypothec, mortgage, assignment, seizure, attachment, garnishment or other similar encumbrance or, to the extent it interferes unreasonably with the use or alienability of property, any covenant, grant, right of way, easement, leasehold interest, license, restriction, title defect or objection or commitment or obligation of any kind (whether absolute, accrued, contingent or otherwise) provided that Liens shall not include statutory Liens or deemed trusts which arise out of an obligation to remit taxes or other amounts which are not yet due or payable;

     "Ontario Securities Act" means the Securities Act (Ontario);

     "Order" means any order, writ, judgment, injunction, decree, law, statute, ordinance, rule or regulation applicable to a person or any of its subsidiaries (or in the case of the Company, the Company Subsidiaries or the Affiliated Entities) or any of their respective assets, as the case may be;

     "Paxton Common Shares" means shares of Paxton common stock, without par value;

     "Paxton Disclosure Schedule" means the disclosure schedule previously delivered by Paxton to the Company;

     "Paxton Material Adverse Effect" means a material adverse effect on Paxton's ability to consummate the transactions contemplated hereby or by the Transaction Agreements;

     "Paxton Reports" has the meaning ascribed thereto in Section 3.5;

     "Permit" means, with respect to the Company, any of the Company's Subsidiaries or any of the Affiliated Entities or Paxton or any of its Subsidiaries, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities;

     "person" means, an individual, corporation, partnership, trust, any other entity and a group (which term includes a "group" as defined in Section 13(d)(3) of the Exchange Act);

     "SEC" means the United States Securities and Exchange Commission;

     "Sellers Claim" has the meaning ascribed thereto in Section 7.2(b);

     "Sellers' Representatives" has the meaning ascribed thereto in Section 4.4(c);

     "Share Consideration" has the meaning ascribed thereto in Section 1.1(b);

     "Share Exchange Agreement" means an agreement substantially in the form of Exhibit G hereto;

     "Subscription Agreement" means the agreement substantially in the form of Exhibit E hereto;

     "subsidiary" means, with respect to any person, any corporation or other organization, whether incorporated or unincorporated, of which such person or any other subsidiary of such person is a general partner (excluding partnerships, the general partnership interests of which held by such person or any subsidiary of such person do not have a majority of the voting interest in such partnership) or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such person or by any one or more of its subsidiaries, or by such person and one or more of its subsidiaries;

     "Support Agreement" means the agreement substantially in the form of Exhibit F hereto;

     "Survival Period" has the meaning ascribed thereto in Section 7.1;

     "Transaction Agreements" means the Escrow Agreement, the Trust Agreement, the Guaranty, the Subscription Agreement, the Support Agreement and the Share Exchange Agreement substantially in the form of Exhibits B to I hereto;

     "Trust Agreement" means an agreement substantially in the form of Exhibit C hereto;

     "Trustee" means the Trustee under the Trust Agreement;

     "U.S. Dollars," or the symbol "U.S. $" means the currency of the United States of America;

     "U.S. GAAP" means generally accepted accounting principles in the United States as defined by the American Institute of Certified Public Accountants;

     "U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

     "Voting Debt" means any bonds, debentures, notes or other indebtedness having general voting rights.

8.2  Entire Agreement: Assignment.  This Agreement, together with the agreements
     ----------------------------
contemplated hereby, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

8.3  Expenses.  Except as expressly set forth herein, all costs and expenses
     --------
incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

8.4  Amendment.  This Agreement may not be amended except by an instrument in
     ---------
writing signed on behalf of all parties hereto.

8.5  Extension: Waiver.  At any time prior to the Closing, a party hereto may
     -----------------
(i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party, or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8.6  Validity.  The invalidity or unenforceability of any provision of this
     -------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

8.7  Notices.  All notices, requests, claims, demands and other communications
     -------
hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, sent by facsimile or via a reputable international overnight courier service, to the respective parties as follows:

If to Paxton or Newco:

c/o 30 West Beaver Creek
Suite 109
Richmond Hill, Ontario
L4B 3K1

Attention: Kim Allen
Facsimile Number: (905) 881-1152

With a copy to:

Wuersch & Gering
11 Hanover Square
21/st/ Floor
New York, New York
10005

Attention:  Travis Gering
Facsimile Number: (212) 509-5050


If to the Sellers:

c/o 30 West Beaver Creek
Suite 109
Richmond Hill, Ontario
L4B 3K1

Attention:  Angelo Boujos
Facsimile Number: (905) 881-1152



With a copy to:

Chitiz Pundit Pathak & Sokoloff
85 Richmond Street West
Suite 901
Toronto, Ontario
M5H 2C9

Attention:  S. Paul Pathak
Facsimile Number: (416) 368-0300

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

8.8   Governing Law. This Agreement shall be governed by and construed in
      -------------
accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.9   Descriptive Headings. The descriptive headings herein are inserted for
      --------------------
convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.10  Counterparts.  This Agreement may be executed in two or more counterparts,
      ------------
each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

8.11  Facsimile Transmission.  Delivery of this Agreement by facsimile
      -----------------------
transmission shall constitute valid and effective delivery.

8.12  Parties in Interest.  This Agreement shall be binding upon and inure
      -------------------
solely to the benefit of each party hereto, and, except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

8.13  Specific Performance.  The parties hereto agree that, if any of the
      --------------------
provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damages would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

8.13  Time of the Essence. Time is of the essence of this Agreement.
      -------------------

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            UNIVERSE2U INC.
                                            (formerly Paxton Mining Corporation)

                                       By:  /s/ Barry Herman
                                            ------------------------------------
                                            Barry Herman
                                            Title: President

                                            1418276 ONTARIO INC.


                                       By:  /s/ Barry Herman
                                            ------------------------------------
                                            Barry Herman
                                            Title: President

                                            UNIVERSE2U INC.


                                       By:  /s/ Kim Allen
                                            ------------------------------------
                                            Kim Allen
                                            Title: CEO


                                            /s/ Angelo Boujos
___________________________                 ------------------------------------
Witness                                     Angelo Boujos


                                            /s/ Josie Boujos
___________________________                 ------------------------------------
Witness                                     Josie Boujos


                                            /s/ Josie Boujos
___________________________                 ------------------------------------
Witness                                     Josie Boujos, in trust


                                            /s/ Bill McGill
___________________________                 ------------------------------------
Witness                                     Bill McGill


                                            /s/ Andrew Eyers
___________________________                 ------------------------------------
Witness                                     Andrew Eyers